Exhibit 10.59

Portions of this Exhibit 10.59 have been omitted based upon a request for confidential treatment. This Exhibit 10.59, including the non-public information, has been filed separately with the Securities and Exchange Commission. “[*]” designates portions of this document that have been redacted pursuant to the request for confidential treatment filed with the Securities and Exchange Commission.

EXECUTION COPY

AMENDMENT NO. 3 TO THIRD AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 3 to THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of January 30, 2009, is entered into among AFC FUNDING CORPORATION, an Indiana corporation (the “Seller”), AUTOMOTIVE FINANCE CORPORATION, an Indiana corporation (the “Servicer”), FAIRWAY FINANCE COMPANY, LLC (a “Purchaser”), MONTEREY FUNDING LLC (a “Purchaser”), DEUTSCHE BANK AG, NEW YORK BRANCH, as Purchaser Agent for MONTEREY FUNDING LLC (a “Purchaser Agent”) and BMO CAPITAL MARKETS CORP., as Purchaser Agent for Fairway Finance Company, LLC (a “Purchaser Agent”) and as the initial agent (the “Agent”).

RECITALS

A. The Seller, the Servicer, the Purchasers, the Purchaser Agents, and the Agent are parties to that certain Third Amended and Restated Receivables Purchase Agreement dated as of April 20, 2007 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Agreement”).

B. The Seller, the Servicer, the Purchasers, the Purchaser Agents and the Agent desire to amend the Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Certain Defined Terms. Capitalized terms which are used herein without definition and that are defined in the Agreement shall have the same meanings herein as in the Agreement.

2. Amendments to Agreement. The Agreement is amended as follows:

2.1 Section 1.4(a) is hereby amended by inserting the following parenthetical after the words “Deposit Accounts” in the last sentence of such paragraph:

“(other than those amounts identified as “cash collateral” with respect to the Deposit Account held at [*] (numbered [*]))”

2.2 Section 1.4(e) is hereby amended by inserting the following parenthetical after the words “Deposit Accounts” in the introductory sentence thereto:

“(other than those amounts identified as “cash collateral” with respect to the Deposit Account held at [*] (numbered [*]))”

2.3 Section 4.7 is hereby amended and restated in its entirety as follows:

“Section 4.7. Specified Ineligible Receivables. On or prior to the initial date of purchase of a Receivable under the Purchase and Sale Agreement, the Servicer (so long as the Originator is the Servicer) may designate such Receivable as a “Specified Ineligible Receivable” (which designation may take the form of a specification that a certain class or category of Receivables to be transferred from the Originator to the Seller after such designation will be treated as “Specified Ineligible Receivables”). In addition, the Servicer (so long as the Originator is the Servicer) may, on behalf of the Seller, (i) designate an existing Receivable then owned by the Seller as a “Specified Ineligible Receivable” or (ii) designate an existing Specified Ineligible Receivable then owned by the Seller as a Receivable (i.e., no longer a “Specified Ineligible Receivable”), in each of cases (i) and (ii) with the prior written consent of the Majority Purchasers. For the avoidance of doubt, any Receivable which was treated as an Eligible Receivable hereunder at any time may not be treated as a “Specified Ineligible Receivable” without the prior written consent of the Majority Purchasers. The Servicer (so long as the Originator is the Servicer) shall identify the aggregate Outstanding Balance of all such “Specified Ineligible Receivables” on the Servicer Report. To the extent the Servicer has from time to time identified a Receivable as a “Specified Ineligible Receivable” in accordance with this Section, for so long as such Receivable is a Specified Ineligible Receivable, (i) such Receivable shall not he included as an Eligible Receivable by the Seller or the Servicer hereunder. (ii) such Receivable shall not be included in any calculations of the Delinquency Ratio or the Default Ratio or other Receivable Pool information (other than a statement of the aggregate Outstanding Balance of such Specified Ineligible Receivables) hereunder and (iii) shall not be considered a Receivable for purposes of clause (o) of Exhibit V hereof.”

2.4 The definition of “Loss Percentage” in Exhibit I is hereby amended by replacing the number “[*]” in clause (iii) thereof with the number “[*].”

2.5 The definition of “Participation” in Exhibit I is hereby amended by adding the following to the end of the parenthetical in the paragraph defining “LA” for the Participation calculation:

“, and, for the avoidance of doubt, those amounts identified as “cash collateral” with respect to the Deposit Account held at [*] (numbered [*]) shall not be deposited into the Liquidation Account or taken into consideration for the calculation of the Participation”

2

2.6 The definition of “Specified Ineligible Receivables” in Exhibit I is amended and restated in its entirety as follows:

“Specified Ineligible Receivables” means those Pool Receivables that the Servicer has identified as “Specified Ineligible Receivables” pursuant to Section 4.7.”

2.7 Clause (j) in Exhibit IV is hereby amended and restated in its entirety as follows:

“(j) Deposit Accounts. Each Deposit Account shall at all times be subject to a Deposit Account Agreement. Neither the Seller nor the Servicer will deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Deposit Account, the Liquidation Account or the Cash Reserve Account cash or cash proceeds other than Collections of Pool Receivables; provided that, with respect to the Deposit Account held at [*] (numbered [*]), only cash attributable to “cash collateral” (as such term is defined in the applicable Contract) shall be deposited into such account and such amounts shall be separately tracked and individually identified on the Servicer Report. In addition, any such “cash collateral” amounts so set aside with respect to a particular Obligor shall be held in the aforementioned Deposit Account until such amounts are either (i) transferred to the Liquidation Account, if such amounts are being applied to such Obligor’s related Receivables (in such event, the “cash collateral” so applied shall be deemed Collections) or (ii) returned to such Obligor, if such Obligor has paid its related Receivables in full or as specified in the related Contract documentation.”

2.8 Exhibit IV is hereby amended by adding the following new clause (u) thereto:

“(u) Cash Collateral Amounts. With respect to each Eligible Receivable, if the related Contract (or related documentation) includes a “cash collateral” feature, then all such “cash collateral” shall be deposited to the Deposit Account held at [*] (numbered [*]) and such amounts shall be used to secure the obligations of the related Obligor.”

2.9 Clause (j) in Exhibit V is hereby amended and restated in its entirety as follows:

“(j) The Net Spread shall be [*]: or”

2.10 The “Maximum Commitment” listed on the signature page of Fairway Finance Company, LLC is hereby changed from [*].

2.11 The “Maximum Commitment” listed on the signature page of Monterey Funding LLC is hereby changed from [*].

3. Representations and Warranties. Each of the Seller and the Servicer hereby represents and warrants to the Agent and the Purchasers as follows:

3

(a) Representations and Warranties. The representations and warranties of such Person contained in Exhibit III and Exhibit VII to the Agreement are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date).

(b) Enforceability. The execution and delivery by such Person of this Amendment, and the performance of its obligations under this Amendment and the Agreement, as amended hereby, are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Amendment and the Agreement, as amended hereby, are its valid and legally binding obligations, enforceable in accordance with its terms.

(c) Termination Event. No Termination Event or Unmatured Termination Event has occurred and is continuing.

4. Effectiveness. This Amendment shall become effective upon the later of (a) February 4, 2009 and (b) receipt by the Agent of each of the counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the parties hereto. Each of the parties hereto acknowledges and agrees that (x) the Servicer Reports due in [*] shall be prepared after giving effect to the amendments herein and (y) after the date hereof, the Purchasers shall not make any purchase or reinvestment, if, after giving effect to such purchase or reinvestment, the aggregate Investment of such Purchaser would exceed its Maximum Commitment as such Maximum Commitment is amended herein.

5. Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “the Receivables Purchase Agreement,” “this Agreement,” “hereof,” “herein” or words of similar effect, in each case referring to the Agreement, shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Indiana without reference to conflict of laws principles.

8. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

4

IN WITNESS WHEREOF, the parties have executed this Amendment as of the first above written.

AFC FUNDING CORPORATION

By:	/s/ JAMES E. MONEY II
Name: Title:	James E. Money II Treasurer

AUTOMOTIVE FINANCE CORPORATION

By:	/s/ JAMES E. MONEY II
Name: Title:	James E. Money II V.P. of Finance & Treasurer

FAIRWAY FINANCE COMPANY, LLC, as a Purchaser

By:	/s/ PHILIP A. MARTONE
Name: Title:	Philip A. Martone Vice President

BMO CAPITAL MARKETS CORP., as Purchaser Agent for Fairway Finance Company, LLC, and as Agent

By:	/s/ JOHN PAPPANO
Name: Title:	John Pappano Managing Director

DEUTSCHE BANK AG, NEW YORK BRANCH, as Purchaser Agent for Monterey Funding LLC

By:	/s/ ROBERT SHELDON
Name: Title:	Robert Sheldon Director

By:	/s/ DANIEL GERBER
Name: Title:	Daniel Gerber Vice President

MONTEREY FUNDING LLC, as a Purchaser

By:	/s/ LORI GEBRON
Name: Title:	Lori Gebron Vice President

Consented to:

BANK OF MONTREAL, as a

Program Support Provider to Fairway Finance Company, LLC

By:	/s/ ANN KOZAK
Name: Title:	Ann Kozak Vice President

S-4